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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholder of Reliant Resources, Inc. and Affiliates
Houston, Texas

     We consent to the use in this Registration Statement of Reliant Resources, Inc. on Form S-1 of our report on the combined financial statements of Reliant Resources, Inc. and Affiliates as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, our report on the consolidated balance sheet of Reliant Resources, Inc. and Subsidiary as of September 30, 2000, our report on the combined financial statements of Reliant Energy Mid-Atlantic Power Holdings, LLC and Related Companies as of December 31, 1999 and for the period from November 24, 1999 to December 31, 1999, and our report on the combined financial statements of Reliant Energy Services, Inc. and Related Company for the seven month period ended July 31, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

     Our audit of the combined financial statements of Reliant Resources, Inc. and Affiliates referred to above also included the financial statement schedule of Reliant Resources, Inc. and Affiliates, listed in Item 16. This financial statement schedule is the responsibility of management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements of Reliant Resources, Inc. and Affiliates taken as a whole, presents fairly in all material respects the information set forth therein.

/s/  DELOITTE & TOUCHE LLP

Houston, Texas
October 16, 2000